Exhibit 10.10

FORM OF SPONSOR MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS SPONSOR MEMBERSHIP INTEREST PURCHASE AGREEMENT, dated as of [●], 2021 (as it may from time to time be amended, this “Agreement”), is entered into by and between Hawks Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), and the purchaser identified on the signature page hereof (the “Purchaser”).

WHEREAS:

Hawks Acquisition Corp, a Delaware corporation (“Hawks”), intends to consummate an initial public offering of its units (the “Public Offering”), each unit consisting of one share of Class A common stock of Hawks, par value $0.0001 per share (each, a “Class A Share”), and one-half of one redeemable warrant (each, a “Warrant”), with each whole warrant entitling the holder to purchase one Class A Share at an exercise price of $11.50 per share subject to adjustment as described in the Registration Statement on the Form S-1 filed by Hawks with the Securities and Exchange Commission (File No. 333-258264) (as amended, the “Registration Statement”);

The Sponsor was organized to serve as the “sponsor” of, and in such capacity to provide financing to, Hawks, a newly organized blank check company, or special purpose acquisition company, and formed for the purpose of effecting a merger, consolidation, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”);

The Sponsor (i) owns 5,482,000 shares of Class B common stock of Hawks, par value $0.0001 per share (each, a “Class B Share” or a “Founder Share”), each of which will convert into one Class A Share on a one-for-one basis, subject to adjustment as described in the Registration Statement, and (ii) has agreed to purchase, at a price of $1.00 per warrant, an aggregate of 6,500,000 warrants in a private placement to be completed simultaneously with the consummation of the Public Offering (the “Private Placement Warrants”); and

The Purchaser wishes to purchase from the Sponsor, and the Sponsor wishes to sell to the Purchaser, at the Purchase Price (as defined below), Class A limited liability company membership interests in the Sponsor (each, a “Sponsor Membership Interest” or “Class A Unit”, collectively, the “Sponsor Membership Interests” or “Class A Units”), with such Sponsor Membership Interests representing an undivided interest in the total number of Class B Shares listed on the signature page attached hereto and with such Sponsor Membership Interests being subject to forfeiture by the Purchaser if the Purchaser’s indication of interest in the initial public offering (“IPO”) of the number of units (“Units”) of Hawks (the “Minimum Purchaser IPO Order Amount”) listed on the signature page attached hereto is withdrawn or not fulfilled, as further described herein.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Purchase and Sale.

A.                Purchase and Sale of the Sponsor Membership Interests.

(i)                 Simultaneously with the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by the Purchaser and the Sponsor (the “Closing Date”), the Sponsor shall sell to the Purchaser, and the Purchaser shall purchase from the Sponsor, Sponsor Membership Interests for the purchase price listed on the signature page attached hereto (the “Purchase Price”). The Purchaser shall (i) pay the Purchase Price by wire transfer of immediately available funds to an account notified by the Sponsor to the Purchaser in writing, no later than one (1) business day prior to the date of the consummation of the Public Offering, and (ii) deliver to the Sponsor an executed signature page to the Operating Agreement. In the event that the Public Offering is for less than 20,000,000 Units, the Sponsor Membership Interests issued pursuant to this paragraph shall be reduced on a pro-rata basis with such reduction. In the event that the Public Offering is not consummated, the Purchase Price shall be returned to the Purchaser. This Agreement may be executed by an investment manager on behalf of managed funds and/or accounts and for the elimination of doubt such fund or account shall, severally and not jointly, be the Purchaser hereunder.

(ii)              Each Sponsor Membership Interest shall represent an undivided interest in the number of Class B Shares listed on the signature page attached hereto subject to adjustment as set forth in the Operating Agreement (as defined below).

B.                 Terms of the Sponsor Membership Interests.

(i)                 The Sponsor Membership Interests will be subject to the terms of the Sponsor’s Operating Agreement, dated as of [●], 2021 (as may be amended from time to time), a copy of which was previously provided to the Purchaser (the “Operating Agreement”).

(ii)              Upon termination or expiration of any applicable lock-ups affecting the Class B Shares, the Class B Shares underlying the Sponsor Membership Interests shall be distributed by the Sponsor to the Purchaser, as set forth in the Operating Agreement.

(iii)            While held by the Sponsor, the Purchaser will be entitled to all dividends and other distributions and return of capital (if any) on the Class B Shares underlying the Sponsor Membership Interests being purchased hereunder.

Section 2. Representations and Warranties of the Sponsor. As a material inducement to the Purchaser to enter into this Agreement and purchase the Sponsor Membership Interests, the Sponsor hereby represents and warrants to the Purchaser (which representations and warranties shall survive each Closing Date) that:

A.                Incorporation and Corporate Power. The Sponsor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Sponsor. The Sponsor possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement. Hawks is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of Hawks.

B.                 Authorization; No Breach.

(i)                 The execution, delivery and performance of this Agreement and the sale of the Sponsor Membership Interests have been duly authorized by the Sponsor as of the Closing Date. This Agreement constitutes the valid and binding obligation of the Sponsor, enforceable in accordance with its terms.

(ii)              The execution and delivery by the Sponsor of this Agreement, the sale of the Sponsor Membership Interests and the fulfillment, of and compliance with, the respective terms hereof and thereof by the Sponsor, do not and will not as of the Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s share capital or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency, under or pursuant to the certificate of formation of the Sponsor (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering), the Operating Agreement, or any material law, statute, rule or regulation to which the Sponsor is subject, or any agreement, order, judgment or decree to which the Sponsor is subject, except for any filings required after the date hereof under federal or state securities laws.

C.                 Title to Securities. Upon issuance in accordance with the certificate of incorporation of Hawks (as such may be amended and restated from time to time), the Class B Shares will be duly and validly issued as fully paid and nonassessable. The Sponsor has good title to the Class B Shares, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby and (ii) transfer restrictions under federal and state securities laws.

D.                Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Sponsor of this Agreement or the consummation by the Sponsor of any other transactions contemplated hereby.

E.                 Regulation D Qualification. Neither the Sponsor nor, to its actual knowledge, any of its officers, directors or beneficial shareholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

F.                  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of Hawks or the Sponsor, threatened against or affecting Hawks, the Sponsor or any of the respective officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

G.                As of the date hereof, Hawks and the Sponsor have not conducted, and prior to the IPO will not conduct, any operations other than organizational activities and activities in connection with the offering of the Sponsor Membership Interests and the IPO of Hawks.

H.                Neither Hawks, the Sponsor, nor any director, officer, agent, employee or other person acting on behalf of Hawks or the Sponsor has, in the course of its actions for, or on behalf of, Hawks or the Sponsor (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

I.                 The operations of Hawks and the Sponsor are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Hawks or the Sponsor with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of Hawks or the Sponsor, threatened.

Section 3. Representations and Warranties of the Purchaser. As a material inducement to the Sponsor to enter into this Agreement and sell the Sponsor Membership Interests to the Purchaser, the Purchaser hereby represents and warrants to the Sponsor (which representations and warranties shall survive each Closing Date) that:

A.                Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B.                 Authorization; No Breach.

(i)                 This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii)              The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of the Closing Date conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

C.                 Investment Representations.

(i)            The Purchaser is acquiring the Sponsor Membership Interests, and the securities represented thereby (collectively, the “Securities”), for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii)            The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act and the Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii)           The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv)           The Purchaser decided to enter into this Agreement not as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v)            The Purchaser has been furnished with all materials relating to the business, finances and operations of the Sponsor and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has received a copy of, and has read, the Registration Statement and the Operating Agreement. The Purchaser has been afforded the opportunity to ask questions of the managing member of the Sponsor. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi)           The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii)          The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither Hawks nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Sponsor Membership Interests and the Class B Shares will bear a legend and appropriate “stop transfer” instructions (or an appropriate notation if the Units are issued in book entry form) relating to the foregoing. The Purchaser further understands that the Securities and Exchange Commission (the “SEC”) has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. In addition, pursuant to clause (i) of Rule 144 adopted pursuant to the Securities Act, Rule 144 would not be available for resale transactions of the Securities until the one-year anniversary following consummation of an initial business combination. For the avoidance of doubt, nothing shall prevent the Purchaser from selling or redeeming Class A Shares, Warrants or Units acquired in the IPO or the open market.

(viii)        The Purchaser has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage such as the Sponsor, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investment in the Securities.

(ix)           The Purchaser acknowledges that the activities of the Sponsor, including the full power to vote the Class B Shares, subject to the terms of the Operating Agreement, will be solely managed by Hawks Acquisition Founders Company LLC, and the Purchaser will have no right to manage the Sponsor and no power to vote the Class B Shares.

(x)            The Purchaser confirms that it understands that the Class B Shares held by the Sponsor will have the terms and restrictions (including being subject to the lockup and other transfer restrictions) set out in the Registration Statement.

Section 4. Conditions of the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Sponsor Membership Interests are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A.                Representations and Warranties. The representations and warranties of the Sponsor contained in Section 2 shall be true and correct at and as of the Closing Date as though then made.

B.                 Performance. The Sponsor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

C.                 No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

D.                Corporate Consents. The Sponsor shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement.

Section 5. Conditions of the Sponsor’s Obligations. The obligations of the Sponsor to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A.                Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of the Closing Date as though then made.

B.                 Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing Date. For the avoidance of doubt, this includes the Purchaser’s purchase in the IPO of the minimum number of Units of Hawks listed on the signature page attached hereto, which remains unchanged in the event the underwriters exercise their option to purchase additional Units; provided, however, that if less than 20,000,000 Units of Hawks are to be sold in the IPO, then the Minimum Purchaser IPO Order Amount shall be equal to the order size percentage of the dollar amount (and number of Units) of such lesser number of Units of Hawks sold in the IPO (the “Order Size Percentage”) listed on the signature page attached hereto. The Purchaser’s Sponsor Membership Interests are not subject to forfeiture in the event the underwriters do not exercise, in part or in full, their option to purchase additional Units. Notwithstanding the foregoing, in the event that less than the Order Size Percentage of the number of Units of Hawks sold in the IPO are allocated to the Purchaser for purchase in the IPO, then the Minimum Purchaser IPO Order Amount shall be equal to the dollar amount (and number of Units) of such lesser number of Units that are actually allocated to the Purchaser for purchase in the IPO and the Purchaser’s allocation of Sponsor Membership Interests shall not be reduced. In the event that the Purchaser does not purchase Units in the IPO for at least the Minimum Purchaser IPO Order Amount, the Company will be deemed to have rejected Purchaser’s subscription, the purchase price of the Minimum Purchaser IPO Order Amount shall be returned in full to the Purchaser, and this Agreement, along with any economic interests conveyed to Purchaser, will be null and void ab initio.

C.                 No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

D.                Payment for Shares. The Purchaser shall have paid the Purchase Price in full.

E.                 Execution of Operating Agreement. The Purchaser shall have delivered to the Sponsor an executed signature page to the Operating Agreement.

Section 6. Termination. This Agreement may be terminated at any time after October 31, 2021 upon the election by either the Sponsor or the Purchaser solely as to itself upon written notice to the other parties if the closing of the Public Offering does not occur prior to such date.

Section 7. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive each Closing Date.

Section 8. Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 9. Tax Covenants.

A.                ECI. The Sponsor represents and warrants that it will not generate any income that will be treated as income effectively connected with a trade or business within the United States within the meaning of Section 864(c) of the U.S. Internal Revenue Code of 1986, as amended.

B.                 USRPHC Status. The Sponsor shall use commercially reasonable efforts to promptly notify the Purchaser in writing if it obtains actual knowledge that Hawks is or is reasonably likely to become a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code.

C.                 K-1s. The Sponsor shall use commercially reasonable efforts to provide to the Purchaser a Schedule K-1 within 60 days after the end of each taxable year of the Sponsor. If, notwithstanding the Sponsor’s commercially reasonable efforts, the Sponsor has not provided to the Purchaser a Schedule K-1 within 60 days after the end of a taxable year, the Sponsor shall provide to the Purchaser within 60 days of the end of such taxable year its best estimate of the tax information that will be provided in the Purchaser’s Schedule K-1 and provide such Schedule K-1 as soon as reasonably practicable thereafter, but in no event later than June 1st of such taxable year.

D.                Tax Information. The Sponsor shall use commercially reasonable efforts to furnish or cause to be furnished to the Purchaser, in each case, to the extent reasonably available to it, such information as the Investor may reasonably request, upon reasonable notice, in order to fulfill the Purchaser’s (or its direct or indirect owners’, as applicable) required tax reporting obligations in connection with its investment in the Sponsor.

E.                 Amending Returns. The Purchaser shall not be required to amend any tax returns in connection with its ownership of interests in the Sponsor (or pay any penalties for not filing an amended returns) including pursuant to any tax audit or proceeding.

Section 10. Most Favored Nation. Concurrently with the execution of this Agreement, the Sponsor is entering into separate agreements with other purchasers in respect of the purchase of Founder Shares.  The Sponsor represents that the material terms of such other agreements are no more favorable to such other purchasers than the terms of this Agreement. In the case that another purchaser is afforded any such more favorable terms than the Purchaser, the Sponsor shall immediately so inform the Purchaser of such more favorable terms, and the Purchaser shall have the right to elect to have such more favorable terms, in which case the parties hereto shall promptly amend this Agreement to effect the same.

Section 11. Miscellaneous.

A.                Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement without the prior written consent of the other party hereto, other than assignments by the Purchaser to affiliates thereof.

B.                 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C.                 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

D.                Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E.                 Governing Law; Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

F.                  Confidentiality. The identity of the Purchaser will not be disclosed without the Purchaser’s written consent; provided, however, that Hawks and the Sponsor reserve the right to disclose the identity of the Purchaser as may be required by law, which includes any communications (including public filings) with the Securities and Exchange Commission, provided that Hawks or Sponsor provides at least one business days’ notice to Purchaser of such disclosure with an opportunity to review such disclosure.

G.                Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

SPONSOR:

HAWKS SPONSOR LLC

By:	Hawks Acquisition Founders Company LLC, its Managing Member

By: JC Hawks & Co LLC, its Managing Member

By:
Name: John Carney Hawks
Title: Managing Member

PURCHASER:

[Name]

By:
Name:
Title:

Sponsor Membership Interests:

Founder Shares:

Purchase Price:

Minimum Purchaser IPO Order Amount:

Order Size Percentage:

[Signature Page to Sponsor LLC Membership Interest Purchase Agreement]